EXHIBIT 99.1
810 Crescent Centre Drive, Suite 320
Franklin, TN 37067
office 615.263.9500 fax 615.383.8830

FOR IMMEDIATE RELEASE	Contact:	Aimee Punessen,
Investor Relations
615.236.7454
CIVITAS REPORTS CONTINUED STRONG GROWTH AND IMPROVING PROFITS
FRANKLIN, Tenn. (02-01-2007) — Civitas BankGroup (NASDAQ:CVBG) today reported net income of $6.7 million and strong loan growth at its subsidiary, Cumberland Bank for the year ended December 31, 2006. The $6.7 million twelve months net income from continuing operations represents a $2.8 million or 71.2% increase from the comparable period in 2005. On a per share basis, 2006 net income from continuing operations totaled $0.42 per share, compared to $0.24 per share in 2005.
Net income for the twelve months ended December 31, 2006, included a non-recurring $2.1 million (after tax) gain related to the company’s sale of its 50% interest in the Murray (Kentucky) Bank. Earnings for the twelve months ended Dec. 31, 2006, excluding this gain, were $4.6 million, compared to earnings from continuing operations of $3.9 million for the same period of 2005.
Net income for the fourth quarter 2006 was $1.2 million ($0.08 per share), an increase of 18.3% over the fourth quarter 2005. Fourth quarter and annual earnings were both impacted by merger related expenses of approximately $400,000 associated with Civitas’ planned merger with Greene County Bancshares, Inc. On January 25, 2007, Civitas BankGroup announced that it had entered into an agreement and planned merger with Greene County Bancshares, Inc. The merger is subject to the approval of Civitas’ and Greene County’s shareholders and the appropriate regulatory authorities and is scheduled to close during the second quarter of 2007.
Loans and deposits at Cumberland Bank have continued to exhibit strong growth. Compared to December 31, 2005, loans increased $137.6 million (28.9%) and deposits increased $131.7 million (21.9%).
Civitas BankGroup is a bank holding company operating in Middle Tennessee through Cumberland Bank. The company also owns 50% of Nashville’s Insurors Bank.

Additional Information and Where to Find It
In connection with the proposed merger, Greene County Bancshares and Civitas BankGroup will file a joint proxy statement/prospectus with the SEC.
INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GREENE COUNTY BANCSHARES, CIVITAS BANKGROUP AND THE PROPOSED TRANSACTION.
Investors and security holders may obtain free copies of these documents once they are available through the website maintained by the SEC at http://www.sec.gov. Free copies of the joint proxy statement/prospectus also may be obtained by directing a request by telephone or mail to Greene County Bancshares, 100 North Main Street, Greeneville, TN 37743, Attention: James E. Adams (423) 278-3050, or Civitas BankGroup, 4 Corporate Centre, 810 Crescent Centre Drive, Suite 320, Franklin, TN 37067, Attention: Lisa L. Musgrove (615) 234-1232.
This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.
Participants in the Solicitation
The directors and executive officers of Greene County Bancshares and Civitas BankGroup may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction. Information about Greene County Bancshares’s directors and executive officers is contained in the proxy statement filed by Greene County Bancshares with the Securities and Exchange Commission on March 27, 2006, which is available on Greene County Bancshares’s web site (www.mybankconnection.com) and at the address provided above. Information about Civitas BankGroup’s directors and executive officers is contained in the proxy statement filed by Civitas BankGroup with the Securities and Exchange Commission on March 29, 2006, which is available on Civitas BankGroup’s website (www.civitasbankgroup.com) and at the address provided above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests by security holding or otherwise, will be contained in the joint proxy statement/prospectus and other relevant material to be filed with the Securities and Exchange Commission when they become available.
THE STATEMENTS CONTAINED IN THIS RELEASE WHICH ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS DESCRIBING OUR FUTURE PLANS, PROJECTIONS, STRATEGIES AND EXPECTATIONS, ARE BASED ON ASSUMPTIONS AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND OUR CONTROL. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED DUE TO OUR ABILITY TO SUCCESSFULLY CONSUMATE THE MERGER WITH GREENE COUNTY BANCSHARES, INC., CHANGES IN INTEREST RATES, COMPETITION IN THE INDUSTRY, CHANGES IN LOCAL AND NATIONAL ECONOMIC CONDITIONS AND VARIOUS OTHER FACTORS. ADDITIONAL INFORMATION CONCERNING SUCH FACTORS, WHICH COULD AFFECT US, IS CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

2

Civitas BankGroup, Inc.
dollars in thousands
unaudited

	December 31,	December 31,
	2006	2005	% Change
Balance Sheet Summary

Assets
Cash and Cash Equivalents	$20,385	$31,510	-35.3%
Federal Funds Sold & Interest Bearing Deposits	18,223	3,657	398.3%
Investment Securities	209,856	205,170	2.3%
Loans held for sale	4,246	3,720	14.1%
Loans	614,037	476,421	28.9%
Allowance for Loan Losses	(6,298)	(4,765)	32.2%

Net Loans	607,739	471,656	28.9%
Premises and Equipment	14,875	14,025	6.1%
Foreclosed Properties	352	346	1.7%
Other Assets	22,490	19,432	15.7%

Total Assets	$898,166	$749,516	19.8%

Liabilities and Shareholders’ Equity
Deposits	$732,442	$600,766	21.9%
Repurchase Agreements and Other Borrowings	88,906	80,452	10.5%
Subordinated Debentures	17,000	17,000	0.0%
Other Liabilities	5,795	4,073	42.3%
Shareholders’ Equity	54,023	47,225	14.4%

Total Liabilities and Equity	$898,166	$749,516	19.8%

Book Value per Share	3.39	2.98	13.9%

Civitas BankGroup, Inc.
dollars in thousands except per share data
unaudited

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2006	2005	% Change	2006	2005	% Change
Income Statement
Interest Income	$14,992	$10,915	37.4%	$53,456	$40,357	32.5%
Interest Expense	8,493	5,498	54.5%	29,309	19,107	53.4%

Net Interest Income	6,499	5,417	20.0%	24,147	21,250	13.6%
Provision for Loan Losses	307	130	136.2%	2,375	993	139.2%
Non-Interest Income	1,507	1,614	-6.6%	10,352	7,571	36.7%
Non-Interest Expense	5,890	5,420	8.7%	21,882	22,209	-1.5%

Income Before Taxes	1,809	1,481	22.1%	10,242	5,619	82.3%
Income Taxes	604	462	30.7%	3,557	1,715	107.4%

Income from Continuing Operations*	$1,205	$1,019	18.3%	$6,685	$3,904	71.2%

Income from Discontinued Operations, net of taxes	—	—	—	—	82	-100.0%
Gain on Sale of Discontinued Operations, net of taxes	—	—	—	—	3,364	-100.0%

Net Income	$1,205	$1,019	18.3%	$6,685	$7,350	-9.0%

Per Share Data
Income — Basic — Continuing Operations*	$0.08	$0.06	17.5%	$0.42	$0.24	$72.9%
Income — Diluted — Continuing Operations*	0.08	0.06	17.1%	0.42	0.24	73.1%

Income — Basic — Discontinued Operations	—	—	—	—	0.21	-100.0%
Income — Diluted — Discontinued Operations	—	—	—	—	0.21	-100.0%

Income — Basic	0.08	0.06	17.5%	0.42	0.46	-8.2%
Income — Diluted	0.08	0.06	17.1%	0.42	0.46	-8.0%

Weighted Average Shares Outstanding
Basic	15,907,753	15,804,438	0.7%	15,888,219	16,041,868	-1.0%
Diluted	15,990,217	15,837,516	1.0%	15,943,198	16,120,889	-1.1%
* Includes $2.1 million after tax gain on sale of The Murray Bank for the twelve months ended December 31, 2006

Civitas BankGroup, Inc.
dollars in thousands
unaudited

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Average Balances
Loans	$607,285	$475,892	$548,169	$456,657
Securities	219,581	203,586	210,016	200,831
Earning Assets	835,007	682,442	770,828	666,906
Total Assets of Discontinued Operations	0	0	0	551
Total Assets	875,487	732,799	819,793	721,150

Demand Deposits	$66,456	$62,796	$63,009	$61,925
Interest-Bearing Deposits	639,354	505,047	593,403	504,068
Total Deposits of Discontinued Operations	0	0	0	452
Total Deposits	705,810	567,844	656,412	566,445
Shareholders’ Equity	47,044	46,750	46,693	47,632

Key Performance Ratios — Continuing Operations (annualized)*
Return on Average Assets	0.6%	0.6%	0.8%	0.5%
Return on Average Equity	10.2%	8.7%	14.3%	8.2%
Net Interest Margin	3.1%	3.2%	3.1%	3.2%
Efficiency Ratio	73.6%	77.1%	63.4%	77.1%

Asset Quality Data — Continuing Operations
Nonperforming Assets			2,170	2,514
Allowance for Loan Losses			6,298	4,765
Net Charge-Offs			842	606

Nonperforming Assets to Period-End Loans			0.35%	0.53%
Allowance for Loan Losses to Period-End Loans			1.03%	1.00%
Net Charge-Offs to Average Loans			0.14%	0.13%
* Calculations include $2.1 million after tax gain on sale of The Murray Bank for the twelve months in 2006